Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entity of Yatsen Holding Limited

Subsidiaries	Place of Incorporation
Yatsen Global Holding Limited	British Virgin Islands
Yatsen (HK) Limited	Hong Kong
Aoyan Holding Limited	Cayman Islands
Skintech Global Holding Limited	British Virgin Islands
Yatsen Global Pte. Ltd.	Singapore
Aoyan HK Limited	Hong Kong
Eve Lom Limited	British Virgin Islands
Dskin (HK) Limited	Hong Kong
YALENIC GLOBAL HOLDING PTE. LTD.	Singapore
Guangzhou Duoxin E-commerce Co., Ltd.	People’s Republic of China
Galenic (Shanghai) Trading Co., Ltd.	People’s Republic of China
Guangzhou Yatsen Global Co., Ltd.	People’s Republic of China
Guangzhou Yixun Cosmetics Co., Ltd.	People’s Republic of China
Aoyan (Shanghai) Cosmetics Trading Co., Ltd.	People’s Republic of China
Shanghai DR.WU Cosmetics Co., Ltd.	People’s Republic of China
Galenic (Shanghai) E-commerce Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entity	Place of Incorporation
Huizhi Weimei (Guangzhou) Trading Co., Ltd.	People’s Republic of China